7BF Putnam Income Strategies Fund attachment
2/28/06 Annual

77i


New Class B

Inception date Class B  September 12, 2005

12b-1 fees  1.00%

no sales charge


New Class C

Inception date Class C  September 12, 2005

12b-1 fees  1.00%

no sales charge


New Class M

Inception date Class M  September 12, 2005

12b-1 fees  0.75%

Maximum Sales charge  3.25%


New Class R

Inception date Class R  September 12, 2005

12b-1 fees  0.50%

no sales charge

New Class Y

Inception date Class Y October 4, 2005

no 12b-1 fee

no sales charge